UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 5, 2008

Celldex Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 0-15006

Delaware	13-3191702
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

119 Fourth Avenue

Needham, Massachusetts  02494

(Address of principal executive offices, including zip code)

(781) 433-0771

(Registrant’s telephone number, including area code)

AVANT Immunotherapeutics, Inc.

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 5, 2008, Celldex Therapeutics, Inc. issued a press release announcing its financial results for the third quarter of 2008. In the press release, the Company inadvertently used the incorrect number of weighted average common shares outstanding, which should have been 15,708,244 shares and 13,695,092 shares for the three- and nine-month periods ended September 30, 2008, respectively, in its basic and diluted net loss per common share calculations. Basic and diluted net loss per common share should have been $0.49 per share and $2.92 per share, respectively, for the three- and nine-month periods ended September 30, 2008. The full text of the corrected press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 2.02 of this Current Report on Form 8-K/A and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1                           Corrected Press Release of Celldex Therapeutics, Inc., dated November 5, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Celldex Therapeutics, Inc.

Dated: November 5, 2008	By:	/s/ Avery W. Catlin
Avery W. Catlin
Senior Vice President and
Chief Financial Officer

Exhibit Index

99.1                                         Corrected Press Release of Celldex Therapeutics, Inc., dated November 5, 2008.